Exhibit 10.5

AMENDMENT NUMBER SEVEN TO

FIRST NATIONAL BANK OF GREENCASTLE

EMPLOYEES’ STOCK OWNERSHIP PLAN AND TRUST

This amendment is made this 22nd day of September, 2009 but effective August 1, 2009 by Graystone Tower Bank (“Employer”).

W I T N E S S E T H:

WHEREAS, The First National Bank of Greencastle has maintained the First National Bank of Greencastle Employees’ Stock Ownership Plan (“FNBG ESOP”) for eligible employees since January 1, 1986; and

WHEREAS, the FNBG ESOP was most recently amended and restated effective January 1, 2002, and amended subsequently for various compliance and other purposes through the adoption of six separate amendments; and

WHEREAS, Graystone Financial Corp. merged with and into Tower Bancorp, Inc. effective March 31, 2009 and as part of that transaction The First National Bank of Greencastle merged with and into Graystone Bank under the name “Graystone Tower Bank”, effective March 31, 2009; and

WHEREAS, pursuant to the merger the merged banks were re-named Graystone Tower Bank and Graystone Tower Bank became the Plan Sponsor of the FNBG ESOP; and

WHEREAS, Graystone Bank maintained the Graystone Bank 401(k)/ESOP pursuant to which the Graystone Bank 401(k)/ESOP held stock of Graystone Financial Corp; and

WHEREAS, as a result of the merger of Graystone Financial Corp. with and into Tower Bancorp, Inc. and the merger of The First National Bank of Greencastle with and into Graystone Bank under the name Graystone Tower Bank, the Plan Sponsor desires to make certain amendments to the FNBG ESOP to reflect the corporate and bank mergers noted above and to also reflect the spinoff and transfer of the employee stock ownership plan assets from the Graystone Bank 401(k)/ESOP to the FNBG ESOP; and

WHEREAS, Graystone Tower Bank, the new Plan Sponsor by operation of law desires to change the name of the FNBG ESOP to the Graystone Tower Bank Employees’ Stock Ownership Plan.

NOW, THEREFORE, the Employer hereby amends the FNBG ESOP effective August 1, 2009 as follows:

1.	The name of the FNBG ESOP is hereby changed to the “Graystone Tower Bank Employees’ Stock Ownership Plan”.

2.	The Plan accepts, effective August 1, 2009, the direct plan to plan transfer of the employee stock ownership plan account balances under the Graystone Bank 401(k)/ESOP into separate transfer accounts for each respective participant whose accounts have been transferred.

3.	The first sentence of Section 1.8 of the Plan is hereby amended as follows:

1.8	“Company Stock” means common stock issued by Tower Bancorp, Inc. or by a corporation which is the Employer or another member of the controlled group of corporations of which the Employer is a member which is readily tradable on an established securities market.

4.	Section 1.15 of the Plan is hereby amended as follows:

1.15	“Employer” means GRAYSTONE TOWER BANK and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. Employer shall also include any Participating Employer who adopts this Plan and who is approved by the Employer to participate in this Plan.

5.	A new Section 1.52 is hereby added to the Plan as follows:

1.52	“Participating Employer” shall mean Tower Bancorp, Inc., Graystone Mortgage, LLC, and any other subsidiary or affiliate of Graystone Tower Bank who adopts this Plan and who is approved by the Employer to participate in this Plan.

6.	Section 3.1 of the Plan is hereby amended as follows:

3.1	CONDITIONS OF ELIGIBILITY. Any eligible Employee who has completed six (6) months of employment with 500 or more Hours of Service completed and who has attained age 20 shall be eligible to participate in this Plan, as prescribed in Section 3.2, once such Employee has satisfied such requirements. However, any Employee who was a Participant in the Plan prior to the effective date of this amendment shall continue to participate in the Plan. If an Eligible Employee does not satisfy the requirement of completing at least 500 Hours of Service in his/her first six (6) months of employment, he/she will be eligible to participate in the Plan, as prescribed under Section 3.2, once he/she has completed a Year of Service and has attained age 20.

For purposes of this Section 3.1, an Eligible Employee shall receive credit for eligibility purposes for his/her Hours of Service completed with First National Bank of Greencastle or with Graystone Bank provided he/she was employed by either employer as of March 31, 2009.

7.	Article II of Amendment Number Two of the Plan is hereby amended in its entirety and replaced by a new Section 4.1(n) of the Plan to read as follows:

n.	Dividends on Company Stock credited to Participants’ Accounts which are received by the Trustee in the form of cash shall, at the direction of the Administrator; (i) be credited to the Participants’ Other Investment Accounts, (ii) be distributed to Participants immediately or within ninety (90) days after the close of the Plan Year in proportion with a Participant’s Company Stock Account, (iii) be permitted to be credited or paid as described in (i) and (ii) above or reinvested in qualifying employer securities, at the election of the Participant or (iv) be used to make payments on any related Company Stock acquisition loan. When all or a part of a dividend payment on Company Stock held in the Participants’ Company Stock Accounts is used to reduce the principal and interest due on an acquisition loan, Company Stock with a fair value equal to or greater than the amount of the dividend used to reduce the principal and interest due on the acquisition loan shall be released from the unallocated suspense account and shall be allocated to the Participants’ Company Stock Accounts.

8.	Sections 7.4(b) and 7.4(c) of the Plan shall each be amended by adding the following vesting schedule to apply to all Participants who terminate service with the Employer after August 1, 2009;

Vesting Schedule

Years of Service	Percentage
1	20%
2	40%
3	60%
4	80%
5	100%

9.	Section 7.4(d) of the Plan shall be amended as follows;

(d)	Notwithstanding the vesting schedule above, the Vested percentage of a Participant’s Account shall not be less than the vested percentage attained as of the later of the effective date or adoption date of this amendment. For purposes of Sections 7.4(b) and 7.4(c), an Eligible Employee shall receive credit for vesting purposes for his or her Hours of Service completed with The First National Bank of Greencastle or with Graystone Bank provided he/she was employed by either employer as of March 31, 2009.

10.	Section 8.2(c) of the Plan shall be amended as follows:

(c)	The Trustee may transfer to a common, collective, pooled trust fund or money market fund maintained by any corporate Trustee or affiliate thereof hereunder, all or such part of the Trust Fund as the Trustee may deem advisable, and such part or all of the Trust Fund so transferred shall be subject to all the terms and provisions of the common, collective, pooled trust fund or money market fund which contemplate the commingling for investment purposes of such trust assets with trust assets of other trusts. The Trustee may withdraw from such common, collective, pooled trust fund or money market fund all or such part of the Trust Fund as the Trustee may deem advisable.

11.	Section 8.3 (n) of the Plan shall be amended as follows:

(n)	To invest in shares of investment companies registered under the Investment Company Act of 1940.

In all other respects, the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed as of the date set forth herein.

GRAYSTONE TOWER BANK

		By:	/s/ Andrew Samuel
Andrew Samuel, President and CEO

TOWER BANCORP, INC.		GRAYSTONE MORTGAGE, LLC

By:	/s/ Andrew Samuel	By:	/s/ Robert Rader
	Andrew Samuel, President and CEO		Robert Rader, President